UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 3, 2020

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

001-12215				16-1387862
(Commission File Number)				(I.R.S. Employer Identification No.)

500 Plaza Drive
Secaucus,	NJ			07094
(Address of principal executive offices)				(Zip Code)

		(973)	520-2700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DGX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure

Quest Diagnostics Incorporated (the “Company”) is filing this Current Report on Form 8-K to provide an update related to the COVID-19 pandemic (the “Pandemic”).
As the Pandemic continues to severely impact the economy of the United States and other countries around the world, the Company continues to expand the amount of COVID-19 testing available to the country and remains committed to being a part of the coordinated public and private sector response to this unprecedented challenge.
Since the Company reported its financial results for the first quarter of 2020 on April 22, 2020, it has continued to experience a material decline in its testing volumes as a result of the Pandemic. Testing volumes in its base business (excluding COVID-19 molecular and antibody testing), however, have recovered faster than the Company anticipated on April 22, 2020 with higher recovery in testing volume in U.S. geographies where state or local governments are lifting restrictions on business activity, including in the health care system. If these testing volume trends in the Company’s base business continue, and COVID-19 molecular and antibody testing volume trends continue, then the Company believes that its adjusted earnings per share for the second quarter of 2020 could be in the range of breakeven to slightly profitable.
The Company continues to believe that the Pandemic’s adverse impact on its operating results, cash flows and/or financial condition will be primarily driven by: the Pandemic’s severity and duration; the Pandemic’s impact on the U.S. healthcare system and the U.S. economy; and the timing, scope and effectiveness of federal, state and local governmental responses to the Pandemic. These primary drivers are beyond the Company’s knowledge and control, and as a result, the Company remains unable to reasonably estimate the adverse impact the Pandemic will have on its businesses, operating results, cash flows and/or financial condition.
The Company expects to participate in a virtual fireside chat today in the Jefferies Virtual Healthcare Conference at 1:30 p.m. Eastern Time. The presentation will be webcast live during the conference and will be available on the Company’s investor relations page which can be accessed at ir.QuestDiagnostics.com. During the discussion, the Company’s management plans to discuss its current perspective on the impact of the Pandemic.
The statements in this Current Report on Form 8-K that are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the Company include, but are not limited to, impacts of the Pandemic and measures taken in response, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, the complexity of billing, reimbursement and revenue recognition for clinical laboratory testing, changes in government regulations, changing relationships with customers, payers, suppliers or strategic partners and other factors discussed in the Company's most recently filed Annual Report on Form 10-K and in any of the Company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.
Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

June 3, 2020

QUEST DIAGNOSTICS INCORPORATED

By:    /s/ William J. O’Shaughnessy, Jr.
William J. O’Shaughnessy, Jr.
Deputy General Counsel and Secretary